 Exhibit N.3

Consent of Independent Registered Public Accounting Firm

Silver Spike Investment Corp.

660 Madison Avenue

New York, NY

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form N-2 of our report dated July 9, 2021, relating to the financial statements of Silver Spike Investment Corp., which is contained in Part A of this Registration Statement.

We also consent to the reference to us under the caption “Independent Registered Public Accounting Firm” in the Prospectus.

/s/BDO USA, LLP

New York, New York

July 9, 2021